                                                                    EXHIBIT 10.1

                         COMMON STOCK PURCHASE AGREEMENT

         THIS COMMON STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of January 26, 2001 (the "AGREEMENT DATE"), by and between GLOBEDRIVE.COM INC., a Delaware corporation currently having its principal place of business located at 40 Exchange Place, Suite 1501, New York, NY 10005 (the "COMPANY") and PLANET ZANETT CORPORATE INCUBATOR, INC., a Delaware corporation currently having its principal place of business located at 135 East 57th Street, New York, NY 10022 (the "INVESTOR").

                                    RECITALS

         The Company desires to sell to the Investor, and the Investor desires to purchase from the Company, shares of the Company's Common Stock on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1.       AGREEMENT TO PURCHASE AND SELL STOCK.

                  1.1 AUTHORIZATION. As of the Agreement Date, the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of four hundred fifty (450) shares of the Company's Common Stock, without par value (the "COMMON STOCK").

                  1.2 AGREEMENT TO PURCHASE AND SELL. The Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, the Common Stock at a purchase price of U.S. Two Thousand Two Hundred Twenty Two Dollars and Twenty Two Cents (U.S. $2,222.22) per share for an aggregate purchase price (the "TOTAL PURCHASE PRICE") of U.S. One Million Dollars ($1,000,000.00). The shares of Common Stock purchased and sold pursuant to this Agreement will be collectively referred to as the "PURCHASED SHARES".

                  Of the Total Purchase Price, the Company hereby expressly acknowledges that the Investor has previously advanced to the Company the aggregate amount of U.S. Seven Hundred Sixty Thousand Dollars (U.S. $760,000.00), which amount shall be credited by the Company towards the Total Purchase Price (the "ADVANCED CREDIT AMOUNT").

                  The Investor shall pay to the Company the remaining balance of the Total Purchase Price according to the amounts and milestones set forth on EXHIBIT A, which payments shall be made not later than three (3) business days following the achievement of any milestone provided that payment will only be made upon delivery of duly executed share certificates representing the Common Stock purchased; and provided further, that the Investor will not be obligated to make any such payments to the Company if as of the date when such payment otherwise would be due there has occurred any event, or exists any condition, circumstance or state of affairs which has had or may have a material adverse effect on the Company's business, assets, operations, financial condition or prospects, taken as a whole, as reasonably determined by the Investor.

         Payments made pursuant this Section 1 will be made by check payable to the Company.

         2. DELIVERIES. Upon the execution hereof, and against the Company's receipt of a check in the amount of Sixty Thousand Dollars ($60,000) which represents the Purchase Price for the first milestone enumerated on Exhibit A, the Company shall deliver to the Investor a stock certificate issued to and in the name of the Investor, for three hundred sixty nine (369) shares of the Company's Common Stock. The balance of the shares of Common Stock eighty one
(81) shares shall be delivered to the Investor in three (3) subsequent equal installments of twenty seven (27) shares each, each such share installment to be delivered to the Investor seriatim against the Company's receipt of each of the final three (3) remaining milestone payments enumerated on Exhibit A.

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The
Company hereby represents and warrants to the Investor that the statements in the following paragraphs of this SECTION 3 are all true and correct as of the Agreement Date:

                  3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations.

                  3.2 CAPITALIZATION. Immediately prior to the Agreement Date, the capitalization of the Company will consist of the following (which following information shall not include the Purchased Shares):

                           (a)      COMMON STOCK. A total of one thousand five
hundred (1,500) authorized shares of Common Stock, without par value, of which nine hundred seventy-five (975) shares are currently issued and outstanding, excluding the Purchased Shares issuable to the Investor hereunder.

                           (b)      PREFERRED STOCK. There are currently no
shares of preferred stock authorized and, consequently, no shares of preferred stock are issued and outstanding.

                           (c)      OTHER SECURITIES. The Company has reserved
seventy-five (75) shares of its Common Stock for future issuance to employees, directors and officers of, and consultants to, the Company under the 2000 Incentive Stock Plan (the "2000 PLAN") as may be determined by the Company's Board of Directors from time to time. As of the date hereof, options for an aggregate of forty-five (45) shares of Common Stock have been awarded to Messrs. Mark Buchanan and Sergey Korolev.

                           (d)      OPTIONS, WARRANTS, RESERVED SHARES. There
are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock. No shares of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company, other than as follows: (i) an aggregate of forty-five (45) shares of the Company's common stock issuable to Messrs. Mark Buchanan and Sergey Korolev pursuant to exercise of stock options awarded to them under the 2000 Plan which are represented by stock option agreements referenced on Schedules 3.2(e) and 3.16 and (ii) shares of the Company's capital stock issued to and in the name of each of Messrs. Gary Miselevich and Ravi Adusumilli are subject to call options in favor of the Company pursuant to the terms of their respective original subscription agreements dated as of June 28, 2000.

                           (e)      OUTSTANDING SECURITY HOLDERS. Attached to
this Agreement as SCHEDULE 3.2(E) is a complete list of all outstanding stockholders, option holders, warrant holders, convertible note holders and other security holders of the Company as of immediately prior to the Agreement Date, which schedule lists the type of instruments, certificate numbers in sequential order (if applicable), the dates of issuance, the names of holders and the number of Shares held or to be held upon exercise of such instrument.

                  3.3 SUBSIDIARIES. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

                  3.4 DUE AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement, the Investor Rights Agreement (as defined in SECTION 5.13), and the Stockholder's Agreement (as defined in SECTION 5.14), the Employment Agreements and the Stock Restriction Agreements (both as defined in
Section 5.17), (collectively, the "RELATED AGREEMENTS") and the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement has been taken or will be taken prior to the Agreement Date, and this Agreement constitutes, and the Related Agreements, when executed, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

                  3.5      VALID ISSUANCE OF STOCK.

                           (a)      The Purchased Shares, when issued, sold and
delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable.

                           (b)      Based in part on the representations made by
the Investor in SECTION 4 hereof, the Purchased Shares (assuming no change in applicable law and no unlawful distribution of Purchased Shares by the Investor or other parties) will be issued pursuant to an exemption from the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the "1933 ACT") and in compliance with the registration and qualification requirements, or applicable exemptions therefrom, of all applicable state securities laws.

                           (c)      The outstanding shares of the capital stock
of the Company are duly and validly issued, fully paid and nonassessable, and such shares of capital stock, and all outstanding options, warrants, convertible notes and other securities of the Company, have been issued in full compliance with the registration and prospectus delivery requirements of the 1933 Act or in compliance with applicable exemptions therefrom, the registration and qualification requirements of all applicable securities laws of states of the United States and all other provisions of applicable securities laws of States of the United States, including, without limitation, anti-fraud provisions.

                  3.6 GOVERNMENTAL CONSENTS. Except for any noncompliance which will not have a material adverse effect on the business and operations of the Company, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement and the Related Agreements, EXCEPT FOR such qualifications or filings under the 1933 Act and the regulations thereunder and all other applicable securities laws of states of the United States as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Agreement Date and will, in the case of filings, be made within the time prescribed by law.

                  3.7 LITIGATION. Except as set forth on SCHEDULE 3.7, there is no action, suit, proceeding, claim, arbitration or investigation ("ACTION") pending or, to the best of the Company's Knowledge (as defined below), currently threatened against the Company, its activities, properties or assets or, to the best of the Company's Knowledge, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company. Except as set forth on SCHEDULE 3.7, to the best of the Company's Knowledge, there is no factual or legal basis for any such Action that might result, individually or in the aggregate, in any material adverse change in the business, properties, assets, financial condition, affairs or prospects of the Company. By way of example but not by way of limitation, there are no Actions pending or, to the best of the Company's Knowledge, threatened (or any basis therefor known to the Company) relating to the prior employment of any of the Company's employees or consultants, their use in connection with the Company's business of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties, or their obligations under any agreements with prior employers, clients or other parties. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Company currently pending or which the Company intends to initiate. For the purposes of this Agreement, "KNOWLEDGE" means (i) the actual knowledge of such party's partners, officers, directors, principals, affiliates or agents; and
(ii) the knowledge that a prudent business person would have obtained in the conduct of his or her business after making reasonable inquiry and exercising reasonable diligence with respect to the particular matter in question.

                  3.8 OWNERSHIP AND NONDISCLOSURE AGREEMENT. Each employee, officer, consultant and contractor of the Company identified on SCHEDULE 3.8 has entered into and executed a Ownership and Nondisclosure Agreement in the form attached to this Agreement as EXHIBIT B or an employment or consulting agreement containing substantially similar terms.


                  3.9      STATUS OF PROPRIETARY ASSETS.


                           (a)      OWNERSHIP. Except as set forth on SCHEDULE
3.9(a), the Company has full title and ownership of, or has license to, all patents, patent applications, trademarks, service marks, trade names, copyrights, moral rights, mask works, trade secrets, confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how and processes (all of the foregoing collectively referred to as the "PROPRIETARY ASSETS") necessary to enable it to carry on its business as now conducted and as presently proposed to be conducted, without any conflict with or infringement of the rights of others. A complete list of all the Company's Proprietary Assets is set forth on SCHEDULE 3.9(A) to this Agreement. To the best of the Company's Knowledge, no third party has any ownership right, title, interest, claim in or lien on any of the Company's Proprietary Assets and the Company has taken, and in the future the Company will use its best efforts to take, all steps reasonably necessary to preserve its legal rights in, and the secrecy of, all its Proprietary Assets, except those for which disclosure is required for legitimate business or legal reasons.

                           (b)      LICENSES; OTHER AGREEMENTS. Except as set
forth on SCHEDULE 3.9(B), the Company has not granted, and, there are not outstanding, any options, licenses or agreements of any kind relating to any Proprietary Asset of the Company, nor is the Company bound by or a party to any option, license or agreement of any kind with respect to any of its Proprietary Assets. The Company is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Asset or any other property or rights.

                           (c)      NO INFRINGEMENT. The Company represents
that, within fifteen (15) days of the date of this Agreement, it shall become, and will remain, in full compliance with the service provider safe harbor provisions set forth at Section 512(c) of the Digital Millennium Copyright Act ("DMCA") and, to the best of the Company's Knowledge, the Company has not violated or infringed, and is not currently violating or infringing, and the Company has not received any communications alleging that the Company (or any of its employees or consultants) has violated or infringed or, by conducting its business as proposed, would violate or infringe, any Proprietary

Asset of any other person or entity; PROVIDED, HOWEVER, and notwithstanding the foregoing, the Investor expressly acknowledges that, although the Company's business as proposed to be conducted will implement safeguards against infringement of third party intellectual property rights (e.g., in its terms of use and through the availability of its digital rights management feature - the copyright protected network ("CPN")), no assurance can be provided to the Investor that all of such third parties' respective intellectual property rights will not be infringed by participants, users and/or subscribers of the Company's services, which infringement may possibly implicate the Company under various laws including, but not limited to, the DMCA.

                           (d)      NO BREACH BY EMPLOYEE. The Company is not
aware that any employee or consultant of the Company is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with the use of his or her best efforts to carry out his or her duties for the Company or to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. The carrying on of the Company's business by the employees and contractors of the Company and the conduct of the Company's business as presently proposed, will not, to the best of the Company's Knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or contractors or the Company is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any employees of the Company (or persons the Company currently intends to hire) made prior to their employment by the Company which have not otherwise become property of the Company. To the best of the Company's knowledge, at no time during the conception of or reduction of any of the Proprietary Assets to practice was any developer, inventor or other contributor to such patents operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect the Company's rights in such Proprietary Assets.

                  3.10 COMPLIANCE WITH LAW AND CHARTER DOCUMENTS. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws, both as amended, and to the best of the Company's Knowledge, the Company is in compliance with all applicable statutes, laws, regulations and executive orders of the United States of America and all states, foreign countries or other governmental bodies and agencies having jurisdiction over the Company's business or properties. The Company has not received any notice of any violation of such statutes, laws, regulations or orders which has not been remedied prior to the date hereof. The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Company's Certificate of Incorporation or Bylaws, or any agreement or contract of the Company, or, to the best of the Company's Knowledge, a violation of any statutes, laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company.

                  3.11     MATERIAL AGREEMENTS.

                           (a)      LIST OF MATERIAL AGREEMENTS. Attached to
this Agreement as SCHEDULE 3.11 is a complete list of all agreements, contracts, leases, licenses, instruments and commitments (oral or written) to which the Company is a party or is bound that, individually or in the aggregate, are material to the business, properties, financial condition, results of operation, affairs or prospects of the Company ("MATERIAL AGREEMENTS"); PROVIDED that for purposes of this SECTION 3.11 only, no agreement under which the only remaining obligation of the Company is to make a payment of money in the amount of $5,000 or less will be deemed to be material to its business, properties, financial condition or results of operations if the failure to make such payment will not result in the loss by the Company of any rights that are material to the conduct of its business.

                           (b)      NO BREACH. The Company has not breached, nor
does the Company have any Knowledge of any claim or threat that the Company has breached, any term or condition of (i) any Material Agreement set forth in
SCHEDULE 3.11 or (ii) any other agreement, contract, lease, license, instrument or commitment that, individually or in the aggregate, would have a material adverse effect on the business, properties, financial condition, results of operations or affairs or prospects of the Company. Each Material Agreement set forth in SCHEDULE 3.11 is in full force and effect and, to the Company's Knowledge, no other party to such Material Agreement is in default thereunder. The Company is not a party to any agreement that restricts its ability to market or sell any of its products (whether by territorial restriction or otherwise).

                  3.12 REGISTRATION RIGHTS. Except as provided in the Investor Rights Agreement, the Company has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the United States Securities and Exchange Commission ("SEC") or any other governmental authority.

                  3.13 CHARTER DOCUMENTS; MINUTES. The Certificate of Incorporation and the Bylaws of the Company are in the form previously provided to the Investor. The minute books of the Company provided to the Investor contain a complete summary of all meetings, consents and actions of the board of directors and the stockholders of the Company since the time of its incorporation, accurately reflecting all transactions referred to in such minutes in all material respects.

                  3.14 TITLE TO PROPERTY AND ASSETS. The Company owns its properties and assets free and clear of all mortgages, deeds of trust, liens, encumbrances, security interests and claims except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not affect material properties and assets of the Company. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of the Company's Knowledge, the Company holds valid leasehold interests in such assets free of any liens, encumbrances, security interests or claims of any party other than the lessors of such property and assets.

                  3.15 CERTAIN ACTIONS. Except as set forth on SCHEDULE 3.16, the Company has not: (a) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (b) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $5,000 or in excess of $10,000 in the aggregate; (c) made any loans or advances to any person, other than ordinary advances for travel expenses; (d) sold, exchanged or otherwise disposed of any material assets or rights other than the sale of inventory in the ordinary course of its business; or (d) entered into any transactions with any of its officers, directors or employees or any entity controlled by any of such individuals.

                  3.16 ACTIVITIES SINCE SEPTEMBER 1, 2000. Except as set forth on SCHEDULE 3.16, the Company has not since September 1, 2000:

                           (a)      formed or acquired or disposed of any
interest in any corporation, partnership, joint venture, or other entity;

                           (b)      written up, written down, or written off the
book value of any amount of assets;

                           (c)      declared, paid, or set aside for payment any
dividend or distribution with respect to its capital stock;

                           (d)      redeemed, purchased, or otherwise acquired,
or sold, granted, or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights;

                           (e)      increased the compensation of or paid or
accrued any bonus to any employee or contributed or accrued or contributed to any employee benefit plan, other than in accordance with policies, practices, or requirements established and in effect on September 1, 2000;

                           (f)      entered into any employment, compensation,
consulting or collective bargaining agreement with any person or group;

                           (g)      entered into, adopted, or materially amended
any employee benefit plan; or

                           (h)      entered into any other material commitment
or transaction not disclosed elsewhere herein.

                  In addition to the foregoing, since September 1, 2000, there has not been:

                           (i)      any damage, destruction or loss, whether or
not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as presently conducted and as presently proposed to be conducted);

                           (j)      any waiver by the Company of a valuable
right or of a material debt owed to it;

                           (k)      any satisfaction or discharge of any lien,
claim or encumbrance or payment of any obligation by the Company, except such a satisfaction, discharge or payment made in the ordinary course of business that is not material to the assets, properties, financial condition, operating results or business of the Company;

                           (l)      any material change or amendment to a
material agreement or arrangement by which the Company or any of its assets or properties is bound or subject, except for changes or amendments which are expressly provided for or disclosed in this Agreement; or

                           (m)      to the Company's Knowledge, any other event
or condition of any character which would materially and adversely affect the assets, properties, financial condition, operating results or business of the Company.

                  3.17 ERISA AND EMPLOYEE BENEFIT PLANS. SCHEDULE 3.17 identifies all employee benefit plans or arrangements applicable to the employees of the Company, and all material fixed or contingent liabilities or obligations of the Company with respect to any person now or formerly employed by the Company, including pension or thrift plans, individual or supplemental pension or accrued compensation arrangements, contributions to hospitalization or other health or life insurance programs, incentive plans, bonus arrangements, and vacation, sick leave, disability, and termination arrangements or policies, including workers' compensation policies. The Company shall furnish or make available to the Investor true and complete copies of all written documents or information with respect to employee matters and arrangements, including without limitation all employee handbooks, rules, policies, plan documents, trust agreements, employment agreements, summary plan descriptions, and descriptions of any unwritten plans identified in SCHEDULE 3.17. Any employee benefits and welfare plans or arrangements identified in SCHEDULE 3.17 were established and have been executed, managed, and administered without material exception in accordance with all applicable requirements of the Internal Revenue Code of 1986, as amended (the "CODE"), and the Employee Retirement Income Security Act of 1974, as amended, and other applicable laws. There is no governmental audit or examination of any of such plans or arrangements pending, nor, to the Knowledge of the Company, threatened. There exists no action, suit, or claim (other than routine claims for benefits) with respect to any of such plans or arrangements pending, or, to the Knowledge of the Company, threatened, against any of such plans or arrangements, and the Company knows of no facts which could give rise to any such action, suit, or claim.

                  3.18 INSURANCE. Within fifteen (15) business days of the date of this Agreement, the Company will have in full force and effect such insurance policies as are customary for the type of business engaged in by the Company, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. Once obtained, true and complete copies of all such insurance policies will be furnished to the Investor and notice of any termination or threatened termination of such policies has been made known to the Investor.

                  3.19 TAX RETURNS AND PAYMENTS. Neither the Company, nor any entity to whose liabilities the Company has succeeded or assumed, has filed or been included in a consolidated, unitary, or combined tax return with another person. Except as set forth on SCHEDULE 3.19, the Company represents and warrants that: (a) the Company has filed all tax returns and reports required to have been filed by or for it; including but not limited to those with respect to income, payroll, property, employee withholding, social security, unemployment, franchise, excise, use, and sales taxes, and has either paid in full all taxes that have become due as reflected on any such return or report (including any interest and penalties with respect thereto shown to be due) or has fully accrued on its books or has established adequate reserves for all taxes payable but not yet due; (b) all material information set forth in such returns or reports is accurate and complete; (c) the Company has paid or made adequate provision for all taxes, additions to tax, penalties, and interest payable by the Company; (d) to the best of the Company's Knowledge, no unpaid tax deficiency has been asserted against or with respect to the Company by any taxing authority, and the Company has not received written notice of any such assertion; (e) the Company has collected or withheld all amounts required to be collected or withheld by it for any taxes, and to the extent required by law, all such amounts have been paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due; and (f) the Company is in compliance with, and its records contain all information and documents necessary to comply with, all applicable information reporting and tax withholding requirements.

                  3.20     EMPLOYEE MATTERS.


                           (a)      The Company is not bound by or subject to
any contract, commitment or arrangement with any labor union, and to the Company's Knowledge, no labor union has requested, sought or attempted to represent any employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending nor, to the Company's Knowledge, threatened, nor is the Company aware of any labor organization activity involving its employees.

                           (b)      The Company is not aware that any officer or
employee intends to terminate his or her employment with the Company, nor does the Company have any present intention to terminate the employment of any of its officers or employees. SCHEDULE 3.20(B) identifies all employees and consultants of the Company and the title, term (if other than at will) and compensation of each.

                           (c)      After due inquiry, to the Company's
Knowledge, the Company (i) is in full compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours; (ii) is in full compliance with all of its obligations under applicable workers compensation laws, rules, and regulations; and (iii) is not engaged in any unfair labor practice.

                           (d)      To the Company's Knowledge, no current
employee, director or officer has been indicted or convicted of a felony or misdemeanor (other than traffic violations).

                  3.21     ENVIRONMENTAL MATTERS.

                           (a)      During the period that the Company has
leased or owned its properties or owned or operated any facilities, there have been no disposals, releases or threatened releases of hazardous materials, including pollutants, materials, substances or chemicals regulated under CERCLA, RCRA, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the Occupational Safety and Health Act, or any regulations promulgated thereunder, or any applicable state or local statute, ordinance, rule, or regulation that has a scope or purpose similar to those statutes, on, from or under such properties or facilities. The Company has no Knowledge of any presence, disposals, releases or threatened releases of hazardous materials on, from or under any of such properties or facilities, which may have occurred prior to the Company having taken possession of any of such properties or facilities.

                           (b)      None of the Company's properties or
facilities is in material violation of any federal, state, or local law, ordinance, regulation, or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities.

                           (c)      During the time that the Company has owned
or leased its properties and facilities, there has been no litigation brought or threatened against the Company, or any settlement reached by the Company with, any party or parties alleging the presence, disposal, release or threatened release of any hazardous materials on, from or under any of such properties or facilities.

                  3.22     INTERESTED PARTY TRANSACTIONS. Except as set forth on
SCHEDULE 3.22, to the Company's Knowledge, no officer, employee or director of the Company or any "affiliate" or "associate" (as those terms are defined in Rule 405 of the 1933 Act) has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to the Company any goods, property, technology, intellectual or other property rights or services; or (ii) any contract or agreement to which the Company is a party or by which it may be bound or affected.

                  3.23 OTHER AGREEMENTS WITH MANAGEMENT. Except for certain disclosed transactions involving Mr. Ravi Adusumilli and the other officers and directors of the Company as listed on SCHEDULE 3.23, no officer or director of the Company possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any person which is a client, supplier, customer, lessor, lessee, or competitor or potential competition of the Company. The Company does not have any liability, indebtedness, account payable, or obligation for money or otherwise to any officer or director of the Company EXCEPT amounts due and for accrued and unpaid salaries under their respective employment agreements.

                  3.24 USE OF PROCEEDS. The Company shall, upon the achievement of the respective milestones set forth on Exhibit A and its receipt of the last $240,000.00 of the Purchase Price from the Investor, use such funds for the purposes identified on SCHEDULE 3.24.

                  3.25 DISCLOSURE. This Agreement and the Schedules and Exhibits hereto (when read together) do not contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements therein or herein not misleading.

                  3.26 TAX ELECTIONS. The Company has not elected pursuant to the Code, to be treated as an "S" corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to matters of accounting, depreciation or amortization) which would have a material affect on the Company, its financial condition, its business as presently conducted or presently properties or material assets.

                  3.27     NO MATERIAL UNDISCLOSED LIABILITIES.

                           (a)      There is no liability or obligation of the
Company of any nature, whether absolute, accrued, contingent, or otherwise, in the amount of $5,000 or more individually, or $10,000 or more in the aggregate, other than:

                                    (i)      the liabilities and obligations
that are fully reflected, accrued or reserved against on the internal books and records of the Company, for which the reserves are appropriate and reasonable, or incurred in the ordinary course of business and consistent with past practices;

                                    (ii)     the contractual obligations
disclosed on SCHEDULES 3.11; and

                                    (iii)    the litigation and claims described
on SCHEDULE 3.7.

                           (b)      The Company is not signatory to, and is not
in any manner a guarantor, endorser, assumptor or otherwise primarily or secondarily liable for or responsible for the payment of, any notes payable or other obligations other than those set forth in the internal books and records of the Company.

         4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTOR. The Investor hereby represents and warrants to, and agree with, the Company that:

                  4.1 AUTHORIZATION. This Agreement constitutes the Investor's valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. The Investor represents that it has full power and authority to enter into this Agreement and the Related Agreements and that its entering into this Agreement and consummating the transactions contemplated hereby will not conflict with, violate, or result in a breach of any terms or conditions of any order, judgment or decree, or any agreement or instrument to which it is a party or by which it or any of its properties or assets are bound, or constitutes a default thereunder.

                  4.2 PURCHASE FOR OWN ACCOUNT. The Purchased Shares to be purchased by the Investor hereunder will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Notwithstanding the preceding sentence, the Company acknowledges that Investor may transfer all or any portion of its investment in the Company to one or more affiliates of the Investor. The Investor also represents that it has not been formed for the specific purpose of acquiring the Purchased Shares.

                  4.3 DISCLOSURE OF INFORMATION. The Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares to be purchased by the Investor under this Agreement. The Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Investor or to which the Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in SECTION 3.

                  4.4 INVESTMENT EXPERIENCE. The Investor understands that the acquisition of the Purchased Shares involves substantial risk. The Investor:
(i) has experience as an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its acquisition of the Purchased Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this acquisition of the Purchased Shares and protecting its own interests in connection with this acquisition and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Investor to be aware of the character, business acumen and financial circumstances of such persons.

                  4.5 RESTRICTED SECURITIES. The Investor understands that the Purchased Shares are characterized as "restricted securities" under the Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Act and applicable rules and regulations thereunder such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 of the rules and regulations promulgated under the Act ("RULE 144"), as presently in effect, and understands the resale limitations imposed thereby and by the Act. The Investor understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in the Investor Rights Agreement. The Investor understands that no public market now exists for any of the Purchased Shares and that it is uncertain whether a public market will ever exist for the Purchased Shares.

                  4.6 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Purchased Shares unless and until:

                           (a)      there is then in effect a registration
statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (b)      (i) the Investor shall have notified the
Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) the Investor shall have furnished the Company, at the expense of the Investor or its transferees, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Act.

                  Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required:
(i) for any transfer of any Purchased Shares in compliance with Rule 144 or Rule 144A; or (ii) for any transfer of any Purchased Shares by the Investor to (A) a partner or member of such Investor, (B) a retired partner of such Investor who retires after the date hereof, or (C) the estate of any such partner or member; PROVIDED that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this SECTION 4 to the same extent as if the transferee were an original Investor hereunder.

                  4.7 LEGENDS. It is understood that the certificates evidencing the Purchased Shares will bear the legends set forth below:

                  (a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                  (b)      Any legend required by state securities laws.

                  The legend set forth in (a) above shall be removed by the Company from any certificate evidencing Purchased Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Purchased Shares. The Company acknowledges and agrees that it will permit the transfer of the Purchased Shares to an affiliate of the Investor without requiring an opinion of counsel so long as the legend set forth in (a) above appears on the transferred certificates and so long as such transfer is not in violation of applicable federal and state securities laws.

                  5. CONDITIONS TO INVESTOR'S OBLIGATIONS. The obligations of the Investor to the Company under this Agreement are subject to the fulfillment or waiver, on or before the Agreement Date, of each of the following conditions, the waiver of which shall not be effective against the Investor if the Investor does not consent to such waiver, which consent may be given by written communication to the Company or its counsel:

                  5.1 REPRESENTATIONS AND WARRANTIES TRUE. Each of the representations and warranties of the Company contained in SECTION 3 shall be true and correct on and as of the Agreement Date with the same effect as though such representations and warranties had been made on and as of the Agreement Date.

                  5.2 DUE DILIGENCE. The Investor shall have completed, to its sole satisfaction, its due diligence of the Company.

                  5.3 OWNERSHIP AND NONDISCLOSURE AGREEMENTS. As provided in SECTION 3.8 above, the Company shall have furnished the Investor with copies of the Ownership and Nondisclosure Agreement signed by each employee, officer, consultant or contractor of the Company identified on SCHEDULE 3.8.

                  5.4 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Agreement Date and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

                  5.5 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Investor by the Agreement Date a certificate signed on its behalf by its President, Chief Executive Officer, or Chief Financial Officer certifying that the conditions specified in SECTION 5.1 and SECTIONS 5.3 through
5.5 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company.

                  5.6 SECURITIES EXEMPTIONS. The offer and sale of the Purchased Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Act and the registration and/or qualification requirements of all other applicable state securities laws.

                  5.7 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor and to the counsel for the Investor, and they shall each have received all such counterpart originals and certified or other copies of such documents as they may reasonably request. Such documents shall include (but not be limited to) the following:

                           (a)      CERTIFIED CHARTER DOCUMENTS. A copy of the
Certificate of Incorporation and Bylaws of the Company (as amended through the Agreement Date), certified by the Secretary of the Company as true and correct copies thereof as of the Agreement Date.

                           (b)      SECRETARY'S INCUMBENCY CERTIFICATE. A
certificate of the Secretary or an Assistant Secretary or other officer of the Company certifying the names of the officers of the Company authorized to sign this Agreement, the certificates for the Purchased Shares and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers.

                           (c)      CORPORATE ACTIONS. A copy of the resolutions
of the Board of Directors and the stockholders of the Company evidencing the approval of this Agreement, the Related Agreements, the issuance of the Purchased Shares and the other matters contemplated hereby, certified by the Secretary of the Company to be true, complete and correct.

                           (d)      GOOD STANDING CERTIFICATES. A certificate of
good standing of the Company issued by the Delaware Secretary of State, dated no earlier than ten (10) days prior to the the Agreement Date.

                  5.8 OWNERSHIP OF TECHNOLOGY. The Investor shall have received from the Company all documents and other materials requested by the Investor in writing for the purpose of examining and determining the Company's rights in and to any technology, product and Proprietary Assets now used, proposed to be used in, or necessary to, the Company's business as now conducted and proposed to be conducted, and the status of the Company's ownership rights in and to all such technology, products and Proprietary Assets shall be reasonably satisfactory to the Investor.

                  5.9 DESIGNEE ON THE BOARD OF DIRECTORS. On the Agreement Date, the Company shall have caused the number of directors of the Corporation to be increased from four (4) members to five (5) members and, as a result of the increase in the number of Directors, the Company shall appoint a designee of the Investor to the Company's Board of Directors (the "INVESTOR DIRECTOR"). The Investor shall identify to the Company in writing, and not later than seven (7) business days subsequent to the Agreement Date, its designated representative on the Company's Board of Directors.

                  5.10 OFFICERS' CERTIFICATES. The Company shall deliver to the Investor certificates executed by each of its officers and directors in which each of them represents that he or she (i) has not made a personal filing or been an officer or director, partner or member of an entity that has filed an action seeking protection under the Bankruptcy Code of the United States of America or analogous law of any jurisdiction not subject to the laws of the United States of America during the past seven

(7) years and (ii) has never been convicted of any action that is defined as a crime that would adversely affect the company or its public image or would be required to be disclosed under Paragraph 401(f) of Regulation 5-K under the Act.

                  5.11 NO MATERIAL CHANGE. There shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company.

                  5.12 OPINION OF COMPANY COUNSEL. The Investor shall have received an opinion from Aieta & Greco, counsel for the Company, dated as of the Agreement Date, in form satisfactory to the Investor and its counsel.

                  5.13 INVESTOR RIGHTS AGREEMENT. The Company and the Investor shall have executed and delivered the Investor Rights Agreement in the form attached to this Agreement as EXHIBIT C (the "INVESTOR RIGHTS AGREEMENT").

                  5.14 STOCKHOLDERS' AGREEMENT. The Company, the stockholders of the Company named therein and the Investor shall have executed and delivered the Stockholders' Agreement in the form attached as EXHIBIT D (the "STOCKHOLDER'S AGREEMENT").

                  5.15 STRATEGIC PLAN. The Company and the Investor shall have commenced mutually developing a Strategic Plan for the Company. The Company covenants and agrees to continue mutual development of the Strategic Plan following the Agreement Date. The Strategic Plan shall be inserted in the Company's minute book for reference and be updated on an annual basis.

                  5.16 PAYMENT OF EXPENSES. The Company shall have paid the commissions, fees, costs and expenses identified in SECTION 7.11 of this Agreement.

                  5.17 EMPLOYMENT AGREEMENTS AND STOCK RESTRICTION AGREEMENTS. The Company shall have executed with each of the individuals set forth on SCHEDULE 5.17 employment agreements in form satisfactory to the Investor (collectively, the "EMPLOYMENT AGREEMENTS"), and Stock Restriction Agreements in the form attached to this Agreement as EXHIBIT E.

         6. CONDITIONS TO THE COMPANY'S OBLIGATIONS . The obligations of the Company to the Investor under this Agreement are subject to the fulfillment or waiver, on or before the Agreement Date, of each of the following conditions, the waiver of which shall not be effective against the Company if the Company does not consent to such waiver, which consent may be given by written communication to the Investor or its counsel:

                  6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in SECTION 5 shall be true and correct on the Agreement Date with the same effect as though such representations and warranties had been made on and as of the Agreement Date.

                  6.2 PAYMENT OF TOTAL PURCHASE PRICE. The Investor shall have delivered to the Company the payments set forth in, and in accordance with the provisions of, SECTION 1.2.
                                       17

                  6.3 SECURITIES EXEMPTIONS. The offer and sale of the Purchased Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Act and the registration and/or qualification requirements of all other applicable state securities laws.

                  6.4 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and to the Company's legal counsel, and the Company shall have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

                  6.5 INVESTOR RIGHTS AGREEMENT. The Company and the Investor shall have executed and delivered the Investor Rights Agreement.

                  6.6 STOCKHOLDER'S AGREEMENT. The Company, the stockholders of the Company named therein and the Investor shall have executed and delivered the Stockholder's Agreement.


         7.       MISCELLANEOUS.

                  7.1 YEAR 2001 BUDGET. Promptly following the Agreement Date, the Company shall provide the Investor with operating and capital budgets for the calendar year 2001 which are acceptable to the Investor.

                  7.2 SURVIVAL OF WARRANTIES. The representations, warranties and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor, its counsel or the Company, as the case may be.

                  7.3 ASSIGNMENT. This Agreement may not be assigned by either party hereto without the prior written consent of the other party, except that the Investor may assign this Agreement or transfer all or a portion of its investment in the Company to any of its affiliates on five (5) days prior written notice to the Company. The Company expressly agrees to cooperate in effecting any such assignment or transfer.

                  7.4 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

                  7.5 GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. This Agreement and the Related Agreements shall be governed by and construed under the internal laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws. The venue for any claim, controversy or dispute which arises between the parties hereto (with respect to this Agreement or any Related Agreement) shall be the United States District Court for the District of Delaware (or state court if federal jurisdiction does not apply) and the parties hereby consent to the jurisdiction of such courts and waive any objection to such venue. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

                  7.6 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature which, for purposes hereof, shall be deemed to be the original signatures of such party.

                  7.7 HEADINGS. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

                  7.8 NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows:

                           If to the Investor:       Planet Zanett Corporate Incubator, Inc.
                                                     135 East 57th Street
                                                     15th Floor
                                                     New York, NY 10022
                                                     Attention: Claudio Guazzoni
                                                     President

                           with a copy (which shall not constitute notice hereunder) to:



                                                     Klehr, Harrison, Harvey, Branzburg & Ellers, LLP
                                                     260 S. Broad Street
                                                     Philadelphia, Pennsylvania  19102
                                                     Attention: Stephen T. Burdumy, Esq.

                           If to the Company:        GlobeDrive.Com Inc.
                                                     40 Exchange Place, Suite 1501
                                                     New York, NY 10005
                                                     Attention: Mr. Yossi Krasnjanski
                                                     President & CEO

                           with a copy (which shall not constitute notice hereunder) to:

                                                     Aieta & Greco
                                                     73 Spring Street, Suite 601
                                                     New York, NY 10012
                                                     Attention: Paul V. Greco, Esquire


Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the mail in the manner set forth above.

                  7.9 NO FINDER'S FEES. Neither the Investor, the Company, or any officer, director, or employee of the Investor or the Company (i) employed any broker or finder, or (ii) incurred any liability whatsoever, for any brokerage fees, commissions, or finders' fees in connection with the transactions contemplated hereby. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' or broker's fee (and any asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  7.10 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Related Agreements, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  7.11 COSTS, EXPENSES. The Company shall pay, or reimburse the Investor, for all costs and out-of pocket expenses of the Investor incurred in connection with (i) the Investor's due diligence performed in connection with its proposed investment in the Company; and (ii) the negotiation, preparation, execution and delivery of this Agreement and the Related Agreements (including without limitation, the fees and expenses of counsel to the Investor), such fees and expenses not to exceed $30,000.

                  7.12 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this SECTION 7.12 shall be binding upon each holder of any Purchased Shares at the time outstanding, each future holder of such securities, and the Company.

                  7.13 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                  7.14 ENTIRE AGREEMENT. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

                  7.15 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Investor or the Company, the Company and the Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                  7.16 MUTUAL DRAFTING. This Agreement is the result of the joint efforts of the Company and the Investor, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any party based on any presumption of the party's involvement in the drafting thereof.

                  7.17 AMENDMENT TO CERTIFICATE OF INCORPORATION; FORWARD STOCK-SPLIT. As soon as practicable following the Agreement Date, the Company, together with the cooperation and assistance of the Investor (who agrees to provide all required shareholder approvals therefor), shall use its best efforts to cause the Company's certificate of incorporation to be amended and restated in its entirety, which amended and restated certificate of incorporation shall be substantially in the form as annexed hereto as EXHIBIT F (the "AMENDED AND RESTATED CERTIFICATE OF INCORPORATION"). The Amended and Restated Certificate of Incorporation shall expressly provide for a recapitalization of the Company as follows: (a) the Company shall have an authorized capitalization of fifty million (50,000,000) shares of capital stock, of which; (i) forty million (40,000,000) shares shall be designated as "Common Stock," having a par value of $.0001 per share and (ii) ten million (10,000,000) shares shall be designated as "Preferred Stock," having a par value of $.0001 par value per share (the "PREFERRED STOCK") and (b) the Company shall affect a one thousand five hundred-for- one (1,500-for-1) forward stock split (the "Forward Split") of its previously issued and outstanding shares of Common Stock, without par value, whereby each holder of previously issued and outstanding Common Stock, without par value ("OLD COMMON STOCK") shall, for each share of Old Common Stock receive one thousand five hundred (1,500) shares of new common stock, having a par value of $.0001 per share ("NEW COMMON STOCK"). The Preferred Stock shall be "blank check" preferred stock and, subject to Section 5.1 of the Investor Rights Agreement between the Company and the Investor dated of even date herewith, shall be designated in such series and shall have such rights and preferences as shall be determined by the Company's Board of Directors in its complete and entire discretion.

         In the event that the Amended and Restated Certificate of Incorporation is filed prior to the Agreement Date, the number of shares of the Common Stock issuable to the Investor and the price per share to be paid by the Investor shall be adjusted accordingly to reflect the Forward Split. For example, after giving effect to the Forward Split as hereinabove described, the Investor shall purchase on the Agreement Date three hundred thirty seven thousand five hundred (337,500) shares of New Common Stock at a purchase price of approximately U.S. One Dollar and forty eight Cents per share ($1.48).

                  7.18 OPTION TO MAKE FURTHER INVESTMENT IN THE COMPANY. Provided that the transaction contemplated in this Agreement occurs, and for the period commencing on the Agreement Date through March 1, 2001 (hereinafter, the "OPTION PERIOD"), the Investor shall have the option (the "OPTION") of investing in the Company up to an additional aggregate of U.S. Four Million Dollars (U.S. $4,000,000) (the "MAXIMUM INVESTMENT"), such Maximum Investment will represent fifteen percent (15%) of the then issued and outstanding shares of New Common Stock. The option price ("OPTION PRICE") per share of New Common Stock will be calculated based upon the fair market value of the Company, which fair market value will equal the Net Present Value of the Company's future income stream as projected by the Company in its Business Plan dated October, 2000, using a discount rate of twenty five percent (25%). In the event that the Investor desires to exercise the Option during the Option Period, the Investor shall provide written notice to the Company of its intention to exercise all or such portion of the Option as it deems appropriate in the form annexed hereto as Exhibit G (hereinafter, the "NOTICE OF EXERCISE"). The Notice of Exercise shall be accompanied by either: (i) a bank check payable to the Company in such amount as shall represent that number of shares of the Option being exercised times the Option Price, or (b) a simultaneous wire transfer to the Company's bank account, as identified and reflected in Section 1.2, in such amount as shall represent that number of shares of the Option being exercised times the Option Price.

                  7.19 PUBLICITY. Neither the Company nor the Investor shall make any public disclosure concerning the transaction contemplated by this Agreement unless required by law or unless upon the mutual consent of the parties hereto; provided, further, that all such disclosure shall have the prior reasonable approval of both parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date first above written.


                                         THE COMPANY:


                                         GLOBEDRIVE.COM INC.,
                                          a Delaware corporation



                                         By:
                                             ----------------------------------
                                                Mr. Yossi Krasnjanski
                                                President & CEO


                                         THE INVESTOR:

                                         PLANET ZANETT CORPORATE INCUBATOR,
                                         INC., a Delaware corporation



                                         By:________________________
                                                David McCarthy
                                                Chief Executive Officer


                         LIST OF SCHEDULES AND EXHIBITS

                                                     SCHEDULES
                                                     ---------
Schedule 3.2(e)                              Outstanding Security Holders
Schedule 3.7                                 Litigation
Schedule 3.8                                 Key Employees
Schedule 3.9(a)                              Ownership of Proprietary Assets
Schedule 3.9(b)                              Licenses, Other Agreements relating to Proprietary Assets
Schedule 3.11                                List of Material Agreements
Schedule 3.15                                Certain Actions
Schedule 3.16                                Activities Since September 2, 2000
Schedule 3.17                                ERISA Plans
Schedule 3.19                                Tax Matters
Schedule 3.20(b)                             Employee Matters
Schedule 3.22                                Interested Party Transactions
Schedule 3.23                                Other Agreements with Management
Schedule 3.24                                Use of Proceeds
Schedule 5.17                                Individuals Executing Employment Agreements

                                                      EXHIBITS
                                                      --------

Exhibit A                                    Schedule of Milestones and Payments
Exhibit B                                    Form of Ownership and Nondisclosure Agreement
Exhibit C                                    Form of Investor Rights Agreement
Exhibit D                                    Form of Stockholders' Agreement
Exhibit E                                    Stock Restriction Agreement
Exhibit F                                    Amended and Restated Certificate of Incorporation
Exhibit G                                    Notice of Exercise